UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2008

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of Incorporation	Commission File Number	IRS Employer I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2008, Dune Energy, Inc. and Dune Properties, Inc. (collectively “we,” “us,” “our” or the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with Pioneer Natural Resources USA, Inc. (“Buyer”). Reference is made to the Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by this reference, and the summary of the Agreement in the Current Report is qualified in its entirety by reference thereto.

Pursuant to the Agreement, at the Closing defined below, and subject to the satisfaction of various terms and conditions, we shall sell to the Buyer certain oil and gas properties producing from the Barnett Shale in Denton and Wise Counties, Texas. Included are working and net revenue interests in oil and gas leases, wells, and properties, together with rights under related operating, marketing, and service contracts and agreements, and personal property, surface interests, hydrocarbons, records, and tangible and intangible rights (collectively, the “Property” or the “Properties”).

The closing of the sale of the Properties (the “Closing”) is expected to occur on or about July 31, 2008 (the “Closing Date”). Upon the Closing, the sale of the Properties shall be effective as of 7 a.m. Central Time on May 1, 2008 (the “Effective Date”).

The purchase price for which we agreed to sell the Properties at the Closing is $41,500,000 (the “Base Purchase Price”), payable in cash and subject to adjustment as discussed below.

Shortly following the execution of the Agreement, the Buyer delivered a performance deposit of $2,075,000 (the “Deposit”) to an escrow agent as evidence of the Buyer’s good faith intention to consummate the transactions contemplated by the Agreement. At Closing, the Deposit shall be credited against the Base Purchase Price. In the event the Agreement is terminated by us prior to Closing due to the Buyer’s willful failure to close and consummate the transactions contemplated in the Agreement on or before July 31, 2008, then we are entitled to retain the Deposit as liquidated damages; provided that the failure to close was not a result of our failure to perform under the Agreement or did not result from a breach of our representations and warranties in the Agreement. If the Agreement is terminated prior to Closing under any other circumstances, then we shall promptly return the Deposit to the Buyer and neither party shall have any further obligations or any liability to the other party under the Agreement (with the exception of certain indemnities related to Buyer’s performance of diligence on the Properties and any commissions due to third parties as a result of the contemplated transaction).

Prior to the Closing, the Buyer has the right to conduct title and environmental due diligence on the Properties and to assert defects if the value of each defect exceeds, individually, $10,000. The Buyer’s remedies with regard to defects are (i) the exclusion of a Property from the transaction and a reduction in the Base Purchase Price equal to the allocated value of such Property if a defect consists of a failure of our title to a Property entirely, or (ii) a reduction in the Base Purchase Price with respect to uncured defects in accordance with the other terms of the Agreement; provided, however, such remedies are only available to the extent that total value of all asserted defects exceeds $1,000,000. Either the Company or the Buyer may terminate the Agreement if the Aggregate amount by which the Base Purchase Price is reduced as the result of uncured defects exceeds $4,150,000.

If there occurs a casualty loss prior to the Closing, we have the right to repair the casualty loss prior to Closing, and when repaired, the value of the Property affected by the casualty loss shall not be materially diminished. Otherwise, if we choose to repair any Property affected by a casualty loss and the repair is not completed by the Closing, or if we choose not to repair the casualty loss then the Buyer may elect to proceed to Closing and accept the affected Properties with no adjustment to the Base Purchase Price (in which case we shall pay to the Buyer all amounts paid or payable to us by insurers), or the affected Property may be excluded from the transaction and the Base Purchase Price shall be reduced by the value of such Property.

If the Closing occurs, the Agreement provides that we will protect, defend, indemnify and hold harmless the Buyer and its affiliates, subject to the limitations discussed below, from all claims resulting from any breach by us of any of our representations, warranties, and covenants under the Agreement, our failure to properly pay any royalties or taxes attributable to our interests in the Properties or production therefrom, if such failures are attributable to pre-Effective Date production and pre-Effective Date periods, and all claims resulting from the ownership and operation of the Properties with respect to the period of time on or prior to the Effective Date (subject to certain Assumed Obligations of Buyer, as contemplated in the Agreement), and all claims regarding any assets or interests of the Company that are excluded from the sale. Similarly, the Agreement provides that the Buyer protect, defend, indemnify, and hold harmless the Company and our affiliates from all claims resulting from any breach by the Buyer of any of its representations, warranties, and covenants under the Agreement, the use, ownership, or operation of the Properties on or after the Effective Date, and the Buyer’s assumption of any other assumed obligations under the Agreement.

The foregoing indemnity obligations are subject to several limitations. Neither we nor the Buyer will be entitled to indemnification by the other party for a breach in a representation or warranty of the other party unless the claim for indemnification is asserted within twelve (12) months after the Closing Date. In addition, we will not be liable to the Buyer for indemnification with respect to a breach by us of any of our representation, warranties, covenants, nor for certain of the pre-Effective Date liabilities and obligations under the Agreement in an amount in excess of $20,750,000.

A copy of the Company’s press release announcing the disposition of the Properties is filed as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document
99.1	Agreement dated June 30, 2008 between the Company, Dune Properties, Inc. and Pioneer Natural Resources USA, Inc.

99.2	Press release of July 7, 2008, announcing disposition of Properties

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2008	DUNE ENERGY, INC.

	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer

Exhibit Index

99.1	Agreement dated June 30, 2008 between the Company, Dune Properties, Inc. and Pioneer Natural Resources USA, Inc.

99.2	Press release of July 7, 2008, announcing disposition of Properties

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